EX-35.3
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Bayview Financial Securities Company, LLC
4425 Ponce de Leon Blvd., 4th Floor
Coral Gables, FL 33146


RE: Annual Statement as to Compliance


The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):


(a) a review of Wells Fargo's activities as Master Servicer under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.

March 1, 2008

/s/ Melissa Loiselle
MELISSA LOISELLE
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Schedule A


List of Servicing Agreement(s) and Series

1 Pooling and Servicing Agreement for BAYVIEW2006-C, Wells Fargo Bank, N.A. as
  Master Servicer

2 Pooling and Servicing Agreement for BAYVIEW 2006-B, Wells Fargo Bank, N.A. as
  Master Servicer

3 Pooling and Servicing Agreement for BAYVIEW 2006-A, Wells Fargo Bank, N.A. as
  Master Servicer

4 Pooling and Servicing Agreement for BAYVIEW 2004-A, Wells Fargo Bank, N.A. as
  Master Servicer

5 Pooling and Servicing Agreement for Bayview Financial Mortgage Pass-Through
  Trust Certificates, Series 2006-D, Wells Fargo Bank, N.A. as Master Servicer

6 Pooling and Servicing Agreement for Bayview Financial Mortgage Pass-Through
  Trust Certificates, Series 2007-A, Wells Fargo Bank, N.A. as Master Servicer

7 Pooling and Servicing Agreement for Bayview Financial Mortgage Pass-Through
  Trust Certificates, Series 2007-B, Wells Fargo Bank, N.A. as Master Servicer